Exhibit 99.2

FORM OF
REVOCABLE PROXY
SPECIAL MEETING OF SHAREHOLDERS
OF LANDMARK BANCORP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints [•] and [•], or either of them, with full power of substitution as attorneys and proxies, to represent and vote all of the shares of Landmark Bancorp, Inc.’s (“LDKB”) common stock held of record by the undersigned at the close of business on __________, 2021, at the Special Meeting of Shareholders to be held on [__], 2021, at [___].m. local time via live webcast at [__], and at any adjournment or postponement thereof, with all of the powers the undersigned would possess if personally present thereat, as indicated on this card.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2.

This proxy also confers authority as to other business as may properly come before the meeting and any adjournment or postponement thereof. The Board of Directors at present knows of no other business to be brought before this meeting. However, if any other business is brought before the meeting, the shares represented by this proxy will be voted in accordance with the recommendations of the Board of Directors of LDKB.

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and proxy statement/prospectus dated [________________], 2021, and hereby revoke(s) all other proxies heretofore given by the undersigned in connection with this meeting.

It is important that your shares be represented at the meeting. Please sign, date and return this proxy as promptly as possible, whether or not you plan to virtually attend the meeting. This proxy is revocable at any time before it is exercised and may be withdrawn if you elect to virtually attend the meeting, by providing written notification to the Secretary of LDKB and virtually voting at the meeting.

Proposals −

1. To approve and adopt the Agreement and Plan of Reorganization, dated as of February 25, 2021, by and among Fidelity D & D Bancorp, Inc., NEPA Acquisition Subsidiary, LLC, The Fidelity Deposit and Discount Bank, LDKB and Landmark Community Bank which provides, among other things, for the merger of LDKB with and into NEPA Acquisition Subsidiary, LLC, and the conversion of each share of LDKB common stock immediately outstanding prior to the merger into 0.272 shares of Fidelity common stock and $3.26 in cash, all as described in the proxy statement/prospectus, and the transactions in connection therewith.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2. To approve a proposal to adjourn or postpone the special meeting of shareholders, if more time is needed, to allow LDKB to solicit additional votes in favor of the reorganization agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote FOR Proposal 1 and FOR Proposal 2.

Dated:	, 2021
Signature of Shareholder

Signature of Shareholder

This proxy must be dated, signed by the shareholder(s), and returned promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one trustee, all should sign. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.